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                          streetTRACKS(R) Series Trust
                               One Lincoln Street
                                Boston, MA 02111

State Street Bank and Trust Company
One Lincoln Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

     Reference is made to the Transfer Agent and Registrar Agreement between us dated as of September 22, 2000 (the "Agreement").

     Pursuant to Section 10 of the Agreement, this letter is to provide notice of the creation of additional investment portfolios of the streetTRACKS(R) Series Trust:

     SPDR(R) Aerospace & Defense ETF;
     SPDR(R) Building & Construction ETF;
     SPDR(R) Computer Hardware ETF;
     SPDR(R) Computer Software ETF;
     SPDR(R) Health Care Equipment ETF;
     SPDR(R) Health Care Services ETF;
     SPDR(R) LeisureTime ETF;
     SPDR(R) Metals & Mining ETF;
     SPDR(R) Oil & Gas Equipment & Services ETF;
     SPDR(R) Oil & Gas Exploration & Production ETF;
     SPDR(R) Outsourcing & IT Consulting ETF;
     SPDR(R) Pharmaceuticals ETF;
     SPDR(R) Retail ETF;
     SPDR(R) Telecom ETF;
     SPDR(R) Transportation ETF;
     streetTRACKS(R) KBW Regional Banking(SM) ETF; and streetTRACKS(R) KBW Mortgage Finance(SM) ETF (the "New Fund(s)").

     We request that you act as Transfer Agent under the Agreement with respect to the New Funds.

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     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                        Very truly yours,

                                        streetTRACKS(R) Series Trust


                                        By: /s/ James Ross
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                                            James Ross, President


                                        Accepted:

                                        State Street Bank and Trust Company


                                        By: /s/ Joseph Hooley
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As of May 31, 2006